As filed with the Securities and Exchange Commission on December 9, 2024

Registration No. 333-____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KORN FERRY

(Exact name of registrant as specified in its charter)

Delaware	95-2623879
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1900 Avenue of the Stars, Suite 1500

Los Angeles, California 90067

(310) 552-1834

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Korn Ferry Amended and Restated 2022 Stock Incentive Plan

(Full title of the plan)

Robert P. Rozek

Executive Vice President, Chief Financial Officer and Chief Corporate Officer

Korn Ferry

1900 Avenue of the Stars, Suite 1500

Los Angeles, California 90067

(310) 552-1834

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ari Lanin, Esq. Gibson, Dunn & Crutcher LLP 2029 Century Park East Los Angeles, CA 90067	Stephen W. Fackler Gibson, Dunn & Crutcher LLP 310 University Avenue Palo Alto, CA 94301

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Korn Ferry (the “Registrant”), relating to 1,900,000 shares of its common stock, par value $0.01 per share, available for issuance pursuant to awards to eligible persons under the Korn Ferry Amended and Restated 2022 Stock Incentive Plan (the “Plan”).

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (“Commission”) on September  22, 2022 (Registration No. 333-267556), which relates to the Plan, are incorporated herein by reference and made a part hereof, except for those items being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibit No	Exhibit Description

4.1	Restated Certificate of Incorporation of the Registrant, dated January 7, 2019, filed as Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q, filed March 11, 2019.

4.2	Eighth Amended and Restated Bylaws, effective May 26, 2023, filed as Exhibit 3.1 to the Registrant’s Report on Form 8-K, filed May 30, 2023.

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney (included in signature page to this Registration Statement).

99.1	Korn Ferry Amended and Restated 2022 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on September 27, 2024).

107*	Calculation of Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 9, 2024.

KORN FERRY

By:	/s/ Robert P. Rozek
Name:	Robert P. Rozek
Title:	Executive Vice President, Chief Financial Officer and Chief Corporate Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary D. Burnison and Jonathan M. Kuai, and each of them acting individually, as his or her attorney-in-fact, with full power of substitution, for him or her and in any and all capacities, to sign any and all amendments to this Registration Statement on this Form S-8 (including any post-effective amendments thereto) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signature	Title	Date

/s/ Gary D. Burnison Gary D. Burnison	President & Chief Executive Officer and Director (Principal Executive Officer)	December 9, 2024

/s/ Robert P. Rozek Robert P. Rozek	Executive Vice President, Chief Financial Officer and Chief Corporate Officer (Principal Financial Officer and Principal Accounting Officer)	December 9, 2024

/s/ Jerry P. Leamon Jerry P. Leamon	Chairman of the Board and Director	December 9, 2024

/s/ Doyle N. Beneby Doyle N. Beneby	Director	December 9, 2024

/s/ Laura M. Bishop Laura M. Bishop	Director	December 9, 2024

/s/ Matthew J. Espe Matthew J. Espe	Director	December 9, 2024

/s/ Russell A. Hagey Russell A. Hagey	Director	December 9, 2024

/s/ Charles L. Harrington Charles L. Harrington	Director	December 9, 2024

/s/ Angel R. Martinez Angel R. Martinez	Director	December 9, 2024

/s/ Debra J. Perry Debra J. Perry	Director	December 9, 2024

/s/ Lori J. Robinson Lori J. Robinson	Director	December 9, 2024